EXHIBIT 23.1 – CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-146574) of Medicure Inc. [the “Company”] of our report dated April 6, 2023, with respect to the consolidated financial statements of Medicure Inc., included in this Annual Report [Form 20-F] for the year ended December 31, 2022 filed with the Securities and Exchange Commission.

Winnipeg, Canada	/s/ Ernst & Young LLP
April 6, 2023	Chartered Professional Accountants